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                                                                 Exhibit 99.3(b)

                       FIRST AMENDMENT TO CREDIT AGREEMENT

          THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Agreement") is made and executed as of the 14th day of November, 2001 by and among DIVINE, INC., as a Lender, and DATA RETURN CORPORATION ("Borrower").

                             PRELIMINARY STATEMENTS:

          WHEREAS, Borrower entered into a certain Credit Agreement dated as of November 1, 2001 (the "Original Credit Agreement;" the Original Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, as amended by this Agreement, is referred to herein as the "Credit Agreement;" capitalized terms defined in the Credit Agreement and used, but not otherwise defined, in this Agreement shall have those meanings assigned to such terms in the Original Credit Agreement) with the Lender; and

          WHEREAS, in connection with and pursuant to the Original Credit Agreement, Borrower issued to Lender a certain Note, dated November 1, 2001, in the original principal amount of Twelve Million Eight Hundred Thousand Dollars And No Cents ($12,800,000.00) (the "Note"); and

          WHEREAS, in connection with and pursuant to the Original Credit Agreement, Borrower entered into a Security Agreement and an Intellectual Property Security Agreement, each dated November 1, 2001 (collectively, the "Security Agreements"); and

          WHEREAS, upon the terms and subject to the conditions set forth hereinbelow, the parties have agreed to amend the Original Credit Agreement in the manner set forth hereinbelow and consent to certain other matters;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

          1. As of the date hereof, Section 3.6(a) of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

                    "3.6 CONVERSION. (a) Upon termination of the Merger Agreement pursuant to Sections 8.2(d), 8.3(a) or 8.3(b) thereof (the "Conversion Date"), all Loans and Obligations shall be automatically be converted (the "Conversion") into the number of shares of Common Stock of Borrower equal to the quotient of (1) the aggregate amount of Loans and Obligations (without duplication) then outstanding as of the Conversion Date, and (b) Ninety Four Cents ($0.94)."

          2. All terms, provisions and conditions of this Agreement, including, without limitation, the amendment to the Original Credit Agreement set forth in SECTION 1 of this Agreement, shall become effective and in full force on the date hereof and shall remain effective and in full force.


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          3.   The Borrower hereby confirms that the Security Agreements and all collateral encumbered thereby, will continue to secure to the fullest extent possible, the payment and performance of all Loan and Obligations, including, without limitation, the payment and performance of all Loans and Obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement, the Note and the other Loan Documents. The Borrower further acknowledges and agrees that the Security Agreements are and shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable (subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity regardless of whether that enforceability is considered in a proceeding at law or in equity)) and shall not be impaired or limited by the execution or effectiveness of this Agreement.

          4. Borrower hereby represents and warrants that Borrower has all requisite power and authority to enter into this Agreement and perform hereunder and this Agreement is legal, valid and binding against Borrower enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity regardless of whether that enforceability is considered in a proceeding at law or in equity).

          5. The Borrower hereby acknowledges and agrees that this Agreement and the amendment contained herein does not constitute any course of dealing or other basis for altering any obligation of the Borrower or any rights, privilege or remedy of Lender under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

          6. Except for the amendment specifically set forth in this Agreement, the Credit Agreement, the Loan Documents, any related document, instrument or agreement and each and all of the respective terms and conditions thereof remain unchanged and in full force and effect.

          7. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. THIS AGREEMENT AND THE PARTIES HERETO SHALL BE FURTHER GOVERNED BY AND SUBJECT TO THE TERMS AND CONDITIONS OF SECTIONS
13.3 AND 13.4 OF THE ORIGINAL CREDIT AGREEMENT, WITH RESPECT TO MATTERS RELATING TO PERSONAL JURISDICTION, SERVICE OF PROCESS, WAIVERS OF TRIAL BY JURY AND OTHER MATTERS DESCRIBED IN SUCH SECTIONS.

          8. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; PROVIDED, HOWEVER, that no interest herein may be assigned by either party without the prior written consent of the other. The rights and benefits of Lender hereunder shall inure to any party acquiring any interest in the Obligations or any part thereof; provided,


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however, that no assignment may be made by Lender except in accordance with the immediately preceding sentence.

          9. This Agreement, together with the Original Credit Agreement, the Loan Documents and any related document, instrument or agreement, embody the entire agreement and understanding with respect to the subject matter hereof and of such documents, instruments and agreements and supersede all prior agreements and understandings relating to such subject matter.

          10. Unless the context otherwise requires, use of the singular number in this Agreement shall include the plural number and vice versa, and use of one gender herein shall include each other gender and vice versa. Use of the words, "hereof", "herein", "hereto"; "hereby", "hereunder", or words of similar import in this Agreement refer to this Agreement as a whole and not to any specific paragraph, subparagraph, section, subsection, sentence, clause or part of this Agreement. From and after the date hereof, any reference in the Credit Agreement or any other Loan Documents, including, without limitation, the Note, to the Credit Agreement or words of similar import shall be and shall be deemed to be a reference to the Original Credit Agreement, as supplemented, amended and modified by this Agreement.

          11. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.



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          IN WITNESS WHEREOF, each of the parties hereto has caused its respective officer thereunto duly authorized to execute and deliver this Agreement as of the first date written above.



               DIVINE, INC.,
               AS LENDER


               By:  /s/ Jude M. Sullivan
                    Name:  Jude M. Sullivan
                    Title:  Senior Vice President, General Counsel and Secretary



               DATA RETURN CORPORATION


               By:  /s/ Sunny C. Vanderbeck
                    Name:  Sunny C. Vanderbeck
                    Title:  Chairman and CEO


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